Exhibit 10.103

EXHIBIT A-3

Employment Agreement with Jay Judkins

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (this “Agreement”) is entered into as of this 28th day of June, 2022 (the “Effective Date”) by and between The Kinetic Co., Inc., a Wisconsin corporation (“Employer”), and Jay Judkins, an individual resident of the State of Wisconsin (“Employee”).

WHEREAS, the parties hereto desire to enter into this Agreement to define and set forth the terms and conditions of the employment of Employee by Employer.

WHEREAS, prior to the Effective Date, Employee served as Chief Financial Officer of Employer.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by Employer and Employee as follows:

1.
Employment and Duties.

a)
This Agreement supersedes any and all employment agreements or arrangements between Employee and Employer as of the Effective Date. Employer hereby employs, engages and hires Employee as its Chief Financial Officer. Employee shall report directly to Employer’s Chief Executive Officer. During the Employment Term (as defined below), Employee: (i) shall devote such time to Employer’s business as Employer deems reasonable, but no less than forty (40) hours per week; and (ii) shall faithfully, industriously and to the best of Employee’s ability, experience and talents perform all of the duties that may be required of and from Employee, pursuant to the express and implicit terms hereof, to the reasonable satisfaction of Employer. During the Employment Term, Employee shall not engage in or be involved in a business activity that is in competition with Employer, whether or not such business activity is pursued for gain, profit or other pecuniary advantage.

b)
Employee’s employment duties shall consist of those duties as are usual and customary for Employee’s position, including, but not limited to, responsibility for Employer’s accounting, treasury and tax functions, and other functions or duties as may be assigned to Employee by Employer from time to time.

c)
The principal place of Employee’s employment shall be Employer’s office currently located in Greendale, Wisconsin or other Employer facilities; provided that Employee may be required to engage in reasonable travel on Employer business during the Term. Employee may work remotely from time-to-time so long as Employee can reasonably perform his employment duties while working remotely.

d)
Employee’s employment relationship with Employer shall also be subject to the personnel policies and procedures of Employer (“Employer Policies”) as they may be adopted, revised, or deleted from time to time in Employer’s discretion. Notwithstanding the foregoing, if the terms of this Agreement differ from or conflict with the Employer Policies, this Agreement shall control.

2.
Term. Subject to Section 4, Employee’s initial term of employment hereunder shall be from the Effective Date until the fifth (5th) anniversary of the Effective Date (the “Initial Term”). Thereafter, this Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of twelve (12) months, unless either party provides written notice of its or his intention not to extend the term at least one hundred twenty (120) days prior to the end of the Initial Term or any extension thereof. The period during which Employee is employed by Employer hereunder is referred to herein as the “Employment Term.”

3.
Compensation. For services rendered by Employee hereunder, Employee shall receive the following compensation:

a)
Salary. During the Employment Term, Employee shall be entitled to an annual base salary in the amount of One Hundred Fifty Thousand Dollars ($150,000) (“Salary”), payable in equal installments on not less than a bi-weekly basis and consistent with Employer’s other standard payment practices. The Salary shall be reviewed annually pursuant to the Employer Policies.

b)
Bonus. For each fiscal year of Employer during the Employment Term, Employee shall be eligible to receive an annual bonus in an amount up to twenty-five percent (25%) of Employee’s Salary then in effect (the “Annual Bonus”). The decision to provide any Annual Bonus, the establishment of applicable performance goals, and the amount and terms of any Annual Bonus shall be in the sole and absolute discretion of Employer.

c)
Vacation. Employee shall be entitled to five (5) weeks of paid annual vacation and sick leave which must be used in the year it is earned. Any unused vacation or sick leave shall not rollover to subsequent years. Employee shall be entitled to schedule vacation upon reasonable prior notice to Employer. Vacation and sick leave shall otherwise be subject to the Employer Policies.

d)
Benefits. Employee shall be entitled to participate in all employee benefit plans, practices, and programs maintained by Employer, as in effect from time to time (collectively, “Benefit Plans”), to the extent consistent with applicable law and the terms of the applicable Benefit Plans. Employer reserves the right to amend or cancel any Benefit Plan at any time in its sole discretion, subject to the terms of such Benefit Plan and applicable law. Except as otherwise provided in this Agreement, for all employment and benefit purposes, Employee shall receive credit for his years of employment service with Employer.

e)
Business Expenses. Employee shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Employee in connection with the performance of Employee’s duties hereunder in accordance with Employer’s expense reimbursement policies and procedures.

f)
Life Insurance. Employer shall use its reasonable business efforts to obtain and maintain in full force and effect during the Employment Term, group term life insurance issued by an insurance company covering the life of Employee for the benefit of his designated beneficiary(s) in an amount not less than $150,000 (the “Insurance Policy”) as was provided to Employee and paid by Employer prior to the Effective Date.

4.
Termination of Employment. The Employment Term and Employee’s employment hereunder may be terminated by either Employer or Employee at any time and for any reason or for no particular reason; provided that, except as otherwise provided herein, (i) Employee shall be required to give Employer at least one hundred twenty (120) days advance written notice of any termination of Employee’s employment, and (ii) Employer shall be required to give Employee at least forty-five (45) days advance written notice of any termination of Employee’s employment. Upon termination of Employee’s employment, Employee shall be entitled to the compensation and benefits described in this Section 4 and shall have no further rights to any compensation or any other benefits from Employer or any of its affiliates.

a)
Expiration of the Employment Term, For Cause or Without Good Reason. The Employment Term and Employee’s employment hereunder may be terminated upon either party’s failure to renew this Agreement in accordance with Section 2, by Employer for Cause (as defined below), or by Employee without Good Reason (as defined below), and Employee shall be entitled to receive the following (collectively, the “Accrued Amounts”): (i) any accrued but unpaid Salary and accrued but unused vacation which shall be paid within thirty (30) days following the date of Employee’s termination; (ii) any earned but unpaid Annual Bonus with respect to any completed fiscal year immediately preceding the date of Employee’s termination, which shall be paid on the otherwise applicable payment date; provided that, if Employee’s employment is terminated by Employer for Cause or Employee resigns without Good Reason, then any such earned but unpaid Annual Bonus shall be forfeited; (iii) reimbursement for unreimbursed business expenses properly incurred by Employee, which shall be subject to and paid in accordance with Employer’s expense reimbursement policy; and (iv) such employee benefits, if any, to which Employee may be entitled under the Benefit Plans as of the date of Employee’s termination; provided that, in no event shall Employee be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

b)
Without Cause or for Good Reason. The Employment Term and Employee’s employment hereunder may be terminated by Employee for Good Reason or by Employer without Cause. In the event of such termination, Employee shall be entitled to receive the Accrued Amounts and subject to Employee’s compliance with Sections 5 through 10 and Employee’s execution, within 21 days following receipt, of a release of claims in favor of Employer, its affiliates and their respective officers and directors in substantially the form attached as Exhibit A hereto and Employee shall be entitled to receive the following:

(i)
equal installment payments payable in accordance with Employer’s normal payroll practices, but no less frequently than bi-weekly, which are in the aggregate equal to one

(1) times Employee’s Salary for the year that includes the date of Employee’s termination, which shall begin within thirty (30) days following the date of Employee’s termination; provided that, the first installment payment shall include all amounts that would otherwise have been paid to Employee during the period beginning on the date of Employee’s termination and ending on the first payment date if no delay had been imposed;

(ii)
a payment equal to the product of (A) the Annual Bonus, if any, that Employee otherwise would have earned for the fiscal year that includes the date of Employee’s termination had no termination occurred, based on achievement of applicable performance goals, and (B) a fraction, the numerator of which is the number of days Employee was employed by Employer during the year of termination and the denominator of which is the number of days in such year (the “Pro Rata Bonus”). The Pro Rata Bonus shall be paid on the date that annual bonuses are paid to similarly situated employees; and

(iii)
if Employee timely and properly elects health continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), Employer shall reimburse Employee for the difference between the monthly COBRA premium paid by Employee for Employee and Employee’s dependents and the monthly premium amount paid by similarly situated active employees of Employer. Such reimbursement shall (a) be grossed up (i.e., increased) to provide Employee with after-tax funds sufficient to pay all state and federal taxes owed by Employee applicable to such grossed-up reimbursement, and (b) be paid to Employee on the fifteenth (15th) day of the month immediately following the month in which Employee timely remits the premium payment. Employee shall be eligible to receive such reimbursement until the earliest of: (A) the twelve-month anniversary of the date of Employee’s termination; (B) the date Employee is no longer eligible to receive COBRA continuation coverage; and (C) the date on which Employee becomes eligible to receive substantially similar coverage from another employer.

c)
Death or Disability.

(i)
Employee’s employment hereunder shall terminate automatically upon Employee’s death during the Employment Term, and Employer may terminate Employee’s employment on account of Employee’s Disability (as defined below).

(ii)
If Employee’s employment is terminated during the Employment Term on account of Employee’s death or Disability, Employee (or Employee’s estate and/or beneficiaries, as the case may be) shall be entitled to receive the Accrued Amounts and the Pro Rata Bonus, if any. Notwithstanding any other provision contained herein, all payments made in connection with Employee’s Disability shall be provided in a manner which is consistent with federal and state law.

(iii)
For purposes of this Agreement, “Disability” shall mean Employee’s inability, due to physical or mental incapacity, to perform the essential functions of Employee’s job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty- five (365) day period or for one hundred twenty (120) consecutive days. Any question as to the existence of Employee’s Disability as to which Employee and Employer cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee and Employer. The determination of Disability made in writing to Employer and Employee shall be final and conclusive for all purposes of this Agreement.

d)
Cause. For purposes of this Agreement, “Cause” shall mean: (i) Employee’s intentional failure or refusal to perform Employee’s duties (other than any such failure resulting from incapacity due to physical or mental illness), and such failure or refusal to perform has not been cured within five (5) business days after Employee’s receipt of written notice of such failure or refusal to perform;

(ii) Employee’s failure to comply with any valid and legal directive of Employer that reasonably relates to Employee’s employment duties hereunder; (iii) Employee’s engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to Employer or its affiliates; (iv) Employee’s embezzlement, misappropriation, or fraud, whether or not related to Employee’s employment with Employer; (v) Employee’s conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent); (vi) Employee’s violation of Employer Policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct; or (vii) Employee’s material breach of any other obligation under this Agreement or any other written agreement between Employee and Employer. In the event of Cause arising under clauses (ii) through (vii) of the preceding sentence, Employer may immediately terminate Employee’s employment, provided that, except for a failure, breach, or refusal which by its nature cannot reasonably be expected to be cured, Employee shall have ten (10) business days from the delivery of written notice by Employer within which to cure any acts constituting Cause.

e)
Good Reason. For purposes of this Agreement, “Good Reason” shall mean the occurrence of any of the following, in each case without Employee’s prior written consent: (i) a five percent (5%) reduction in Employee’s Salary or benefits other than a general reduction in Salary or benefits that affects all similarly situated employees in substantially the same proportions; (ii) any material breach by Employer of any provision of this Agreement or any material provision of any other agreement between Employee and Employer, (iii) a mandatory relocation of Employee’s employment to a location that is more than twenty-five (25) miles from Employee’s current location of employment; or (iv) any material diminution of Employee’s position, authority, duties or responsibilities other than for Cause. To terminate Employee’s employment for Good Reason, Employee must provide written notice to Employer of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the date Employee becomes aware of the circumstances providing grounds for termination and Employer shall have ten (10) business days from the date on which such notice is provided to cure such circumstances.

If Employee does not terminate Employee’s employment for Good Reason within thirty (30) days after Employee first becomes aware of the applicable grounds, then Employee will be deemed to have waived Employee’s right to terminate for Good Reason with respect to such grounds.

f)
Resignation of All Other Positions. Upon termination of Employee’s employment hereunder for any reason, Employee agrees to resign from all positions that Employee holds as an officer of or member of the board of directors or similar body of Employer or any of its affiliates.

5.
Acknowledgments. Employee acknowledges the following:

a)
Employer’s services are highly specialized;

b)
the identity and particular needs of Employer’s customers are not generally known;

c)
Employer has a proprietary interest in its subsidiaries, affiliates, and its and their customer lists, intellectual property, marketing information, and all other similar material; and

d)
documents and other information regarding Employer’s software, patents, intellectual property, design, marketing methods, pricing and costs, as well as information pertaining to Employer’s (or its subsidiary’s or affiliate’s) customers, including, but not limited to, identity, location, service requirements and charges to the customers, are highly confidential and constitute trade secrets.

6.
Trade Secrets and Confidential Information. During the Employment Term, Employee may have access to, and become familiar with, various trade secrets and confidential information belonging to Employer including, but not limited to, the documents and information referred to in Section 5(d) above. Employee acknowledges that such confidential information and trade secrets are owned and shall continue to be owned solely by Employer. During the Employment Term and for sixty (60) months after termination of the Employment Term for any reason, regardless of whether termination is initiated by Employer or Employee, Employee agrees not to use, communicate, reveal or otherwise make available such information for any purpose whatsoever, or to divulge such information to any person, partnership, corporation or entity other than Employer or persons expressly designated by Employer, unless Employee is compelled to disclose it by judicial process, applicable law or subpoena.

7.
Employer’s Records.

a)
Under no circumstances shall Employee remove from Employer’s office or work site any of Employer’s books, records, documents, customer lists, software codes, procedure manuals, correspondence or any copies of such documents, or any media or other types of records of any written, typed or printed material identifying and/or relating to the information described in this Agreement, together with any and all data involving advertising techniques, forms, correspondence or data in any way involving Employer’s techniques, material, programs, methods or contracts without Employer’s prior consent (collectively, the “Employer’s Records”), nor shall Employee make any copies of the Employer’s Records for use outside of Employer’s office or work site, except as specifically authorized in writing by Employer, except as necessary in connection with the performance of Employee’s duties under this Agreement.

b)
In the event Employer authorizes the removal of Employer’s Records from Employer’s office or work site, upon termination of the Employment Term, Employee shall immediately turn over to Employer all of the Employer’s Records in the possession of Employee, and Employee shall not retain any of the Employer’s Records.

c)
Any customer accounts, information providers, information or ideas, procured, invented or developed by Employee during the Employment Term that relate to Employer’s business or that are created using Employer assets, shall be the exclusive property and inure to the exclusive benefit of Employer and all customer accounts, information providers, information and ideas of Employer existing as of the date hereof shall remain the exclusive property and inure to the exclusive benefit of Employer.

8.
Prohibition and Copyright Infringement. Under no circumstances shall Employee remove any copyrighted material from Employer’s office or work site without Employer’s prior written consent, except as necessary in connection with the performance of Employee’s duties under the Agreement. In the event Employee requires any such copyrighted material to perform his duties and obligations hereunder, upon Employee’s request, Employer shall provide the same.

9.
Work Made for Hire. Employee hereby agrees that all work, including software programs, databases, developments, designs, inventions, improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which Employee makes or conceives, either solely by Employee or jointly with others and either on or off Employer’s premises, relating to any actual or planned product, service or activity of Employer of which Employee has knowledge or suggested by or resulting from any work performed by Employee for Employer (a “Development”) shall be considered to be “work made for hire” under the U. S. Copyright Act, 17 U.S.C., Paragraph 101, et seq., and shall be owned exclusively by Employer. In the event that any such Development, or portion thereof, is not construed to be a work made for hire, Employee hereby assigns to Employer, and will in the future upon Employer’s request, confirm such assignment to Employer, of all right, title and interest in such Development or portion thereof. Employee agrees that he has no proprietary interests in any Developments or portion thereof, including any patent, copyright, trademark and trade secret rights. Employee agrees that he shall provide the necessary assistance to protect, enforce or perfect Employer’s rights and interests in such patents, copyrights and trademarks, and that Employee shall not register, file or obtain any patent, copyright or trademark relating to any of the Developments in his own name.

10.
Restrictive Covenants. Employee agrees that:

a)
For a period of twelve (12) months after termination of the Employment Term, for any reason, regardless of whether the termination is initiated by Employer or Employee, Employee shall not, either directly or indirectly, through any person or firm, contact or solicit any Protected Customer (as defined below) of Employer for the purpose of selling or offering a product or service offered by or otherwise competitive with a product or service offered by Employer. In the event of an actual or threatened breach by Employee of the provisions of this Section 10, Employer shall be entitled to injunctive relief restraining Employee from the breach or threatened breach. Nothing herein shall be construed as prohibiting Employer from pursuing any other remedies available to Employer for such breach or threatened breach, including the recovery of damages from Employee. For purposes of this Agreement, “Protected Customer” means any person or entity who has purchased goods or services from Employer at any time within the two

(2) year period immediately preceding the date of Employee’s contact or solicitation and with respect to whom: (i) Employee sold products or services or attempted to sell such products or services on behalf of Employer, and/or (iii) Employee acquired any confidential information as a result of his employment with Employer.

b)
For a period of twelve (12) months after termination of the Employment Term, for any reason, regardless of whether the termination was initiated by Employer or Employee, Employee shall not accept employment with, or act as consultant, contractor, advisor or in any other capacity for, a business engaged in the production of industrial cutting equipment or metal grinding, or enter into competition with Employer, either by himself or through any entity owned or managed in whole or in part by Employee, anywhere within the State of Wisconsin.

c)
The parties have attempted to limit Employee’s right to compete only to the extent necessary to protect Employer from unfair competition. The parties recognize, however, that reasonable people may differ in making such a determination. Consequently, the parties hereby agree that if the scope of enforceability of the restrictive covenant is in any way disputed at any time, a court or other trier of fact may modify and enforce the covenant to the extent that it believes the covenant is reasonable under the circumstances existing at that time.

11.
Remedies.

a)
Employee acknowledges that: (i) compliance with Sections 5 through 10 is necessary to protect Employer’s business and goodwill; (ii) a breach of Sections 5 through 10 will irreparably and continually damage Employer; and (iii) an award of money damages will not be adequate to remedy such harm. Consequently, Employee agrees that in the event Employee breaches or threatens to breach any of the covenants contained in Sections 5 through 10, Employer shall be entitled, to both: (x) a preliminary or permanent injunction in order to prevent the continuation of such harm, and (y) money damages, insofar as they can be determined including, without limitation, all reasonable costs and reasonable attorneys’ fees incurred by Employer in enforcing the provisions of this Agreement; provided, however, that in the case of a threatened breach, Employer must first prevail in obtaining a temporary restraining order or other equitable relief against Employee before Employer shall have the right to recover attorneys’ fees or other costs from Employee. Nothing in this Agreement, however, shall prohibit Employer from also pursuing any other remedy available to Employer at law or in equity.

b)
The covenants of Employee under Sections 5 through 10 shall be construed as independent of any other provisions of this Agreement and the existence of any claim or cause of action of or by Employee against Employer, whether based upon the terms and provisions herein or otherwise, shall not constitute a defense to the enforcement by Employer of the covenants of Employee made in this Agreement.

c)
If, within ninety (90) days following expiration or termination of the Employment Term, regardless of whether the termination was initiated by Employer or Employee, Employee becomes affiliated with any business that competes with Employer, either as a shareholder, manager, partner, creditor, employee, consultant, agent or independent contractor, and a customer of Employer becomes a customer of the competing business with which Employee is affiliated, this fact shall be presumptive evidence that Employee has breached the terms of this Agreement, and the burden of proving otherwise shall rest upon Employee.

d)
In the event Employee is in breach of any of the terms of Section 10, Employer shall be entitled to recover from Employee all damages incurred by Employer caused by or resulting from such breach by Employee. Nothing contained herein shall be construed to limit or prohibit Employer from seeking remedies including, but not limited to, consequential and punitive damages. In the event Employer maintains a damage action against Employee and in the further event Employer is granted a recovery in said action, Employee shall pay to Employer the reasonable attorneys’ fees of Employer incurred in the maintenance and prosecution of said action.

12.
Section 409A.

a)
General Compliance. This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A. Notwithstanding the foregoing, Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall Employer be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by Employee on account of non-compliance with Section 409A. If any provision of this Agreement, or any payment, distribution or other benefit provided to Employee pursuant to this Agreement, would fail to satisfy the requirements of Section 409A, Employer agrees to reasonably cooperate with Employee to amend this Agreement and/or restructure such payment, distribution or other benefit such that this Agreement and/or payment, distribution or other benefit shall comply with Section 409A and so that Employee shall, to the extent possible, derive the value of such payment or benefit intended hereunder.

b)
Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to Employee in connection with Employee’s termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and Employee is determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the date of Employee’s termination or, if earlier, on Employee’s death (the “Specified Employee Payment Date”). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to Employee in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

c)
Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (i) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (ii) any reimbursement of an eligible expense shall be paid to Employee on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (iii) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

13.
Waiver of Rights. The failure to exercise any right or remedy contained within this Agreement or otherwise provided, or delay in exercising such right or remedy shall not operate as a waiver. No waiver shall be deemed effective unless and until such waiver is reduced to writing and signed by the party sought to be charged with such waiver. The waiver of any right or remedy shall not be deemed to be a waiver of any other right or remedy or any subsequent breach of the same or any other right or remedy.

14.
Survival. The obligations contained in Sections 5 through 10 shall survive the termination of the Employment Term. In addition, the termination of the Employment Term shall not affect any of the rights or obligations of either party arising prior to, or at the time of, the termination of the Employment Term.

15.
Assignment. Neither party shall have the right to assign any rights or obligations under this Agreement without the prior written approval of the other party.

16.
Severability. If any provision of this Agreement is adjudged by any court to be void or unenforceable, in whole or in part, this adjudication shall not affect the validity of the remainder of the

Agreement. Each provision of this Agreement is separable from every other provision and constitutes a separate and distinct covenant.

17.
Successors. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns, executors, administrators and personal representatives.

18.
Notice. Any notice to be given to Employee shall be sent by Registered or Certified Mail, return receipt requested, to Employee at his last known residence address. Any notice to be given to Employer shall be sent by Registered or Certified Mail, return receipt requested, to Employer at its offices at 6775 W. Loomis Road, Greendale, Wisconsin 53129. Either party may change the address to which notices are to be sent by so notifying the other party in writing as set forth in this Section 18. Notice shall be deemed to have been given as of the third (3rd) business day after mailing.

19.
Complete Understanding. This Agreement constitutes the complete understanding between the parties hereto, all prior representations or agreements having been merged into, or incorporated by reference to, this Agreement. If any provision of any agreement, plan, program, policy, arrangement or other written document between or relating to Employer and Employee conflicts with any provision of this Agreement, the provision of this Agreement shall control and prevail.

20.
Modification. No alteration or modification of any of the provisions of this Agreement shall be valid unless made in writing and signed by both parties.

21.
Attorneys’ Fees. If either party to this Agreement breaches any of the terms hereof, that party shall pay to the non-defaulting party all of the non-defaulting party’s costs and expenses, including reasonable attorneys’ fees, incurred by that party in enforcing the terms of this Agreement. If a party prevails in the defense of an action brought under or applicable to this Agreement, the defending party shall have the right to recover its reasonable attorneys’ fees incurred in connection with such defense from the other party.

22.
Headings. The headings have been inserted for convenience only and are not to be considered when construing the provisions of this Agreement.

23.
Enforceability. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer, whether predicated on this Agreement or otherwise.

24.
Counterparts. This Agreement may be executed in electronic form and in one or more counterparts, each of which shall be deemed an original, but which shall constitute one and the same Agreement.

25.
Governing Law. This Agreement shall be subject to and governed by the laws of the State of Wisconsin.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first set forth above.

10

EMPLOYER:	EMPLOYEE:
The Kinetic Co., Inc.
Jay Judkins
By:
Name:
Title:

EXHIBIT A GENERAL RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of The Kinetic Co., Inc., a Wisconsin corporation (the “Company”) and each of its partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, and employees, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, and the Americans With Disabilities Act. Notwithstanding the foregoing, this general release (this “Release”) shall not operate to release any rights or Claims of the undersigned (i) to payments or benefits under Sections 1(c), 3(a), (b), and (d), 4, and 13 through 26 of that certain Employment Agreement, dated June 28, 2022, between the Company and the undersigned (the “Employment Agreement”), (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) for indemnification and/or advancement of expenses, arising under the bylaws, certificate of incorporation of other similar governing document of the Company or under applicable law, (iv) for unemployment or workers’ compensation, (v) arising under the Purchase Agreement (as defined in the Employment Agreement) or any agreement or instrument executed and delivered by Precision Marshall Inc. or Employer in connection therewith, or (vi) which cannot be waived by an employee under applicable law.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(A)
THE UNDERSIGNED HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(B)
THE UNDERSIGNED HAS TWENTY-ONE (21) DAYS TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(C)
THE UNDERSIGNED HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE THIS RELEASE, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

IN WITNESS WHEREOF, the undersigned has executed this Release this day of

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